Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(All amounts are in thousands of U.S. dollars unless otherwise stated.)

Description of the Transaction

On June 1, 2016 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger dated as of January 18, 2016 (the “Merger Agreement”), Water Merger Sub LLC (“Merger Sub”), a Delaware limited liability company and a wholly-owned subsidiary of Progressive Waste Solutions Ltd., merged with and into Waste Connections US, Inc. (f/k/a Waste Connections, Inc.), a Delaware corporation (“Old Waste Connections”) with Old Waste Connections continuing as the surviving corporation and an indirect wholly-owned subsidiary of Waste Connections, Inc. (f/k/a Progressive Waste Solutions Ltd. and together with its subsidiaries, “New Waste Connections,” the “Registrant” or the “Company”), a corporation organized under the laws of Ontario, Canada (the “Merger”). Following the closing of the Merger, Old Waste Connections’ common stock was delisted from the New York Stock Exchange (“NYSE”) and deregistered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Merger Agreement, Old Waste Connections’ stockholders received common shares of New Waste Connections in exchange for their shares of common stock of Old Waste Connections. The term “Progressive Waste” is used herein in the context of references to Progressive Waste Solutions Ltd. and its shareholders prior to the completion of the Merger on June 1, 2016.

Under the terms of the Merger Agreement, Old Waste Connections’ stockholders received 2.076843 New Waste Connections shares for each Old Waste Connections share they owned. Immediately following the completion of the Merger, New Waste Connections also completed (i) a consolidation whereby every 2.076843 common shares outstanding were converted into one common share (the “Consolidation”) and (ii) an amalgamation with a wholly-owned subsidiary whereby its legal name was changed from Progressive Waste Solutions Ltd. to Waste Connections, Inc. (the “Amalgamation”). Upon completion of the Merger, Old Waste Connections’ former stockholders owned approximately 70% of the Company, and Progressive Waste’s former shareholders owned approximately 30%. Except where otherwise stated, all share amounts herein reflect shares on a post-Consolidation basis.

Following the completion of the Merger, the Consolidation and the Amalgamation, on June 1, 2016, the post-Consolidation common shares of New Waste Connections (the “Common Shares”) commenced trading on the Toronto Stock Exchange (the “TSX”) and on the NYSE under the ticker symbol “WCN.” The common stock of Old Waste Connections, which traded previously under the symbol “WCN,” ceased trading on, and has been delisted from, the NYSE.

 In connection with the Merger and the Consolidation, each Old Waste Connections’ restricted stock unit award, deferred restricted stock unit award and warrant outstanding immediately prior to the Merger was automatically converted into a restricted share unit award, deferred restricted share unit award or warrant, as applicable, relating to an equal number of Common Shares, on the same terms and conditions as were applicable immediately prior to the Merger under such Old Waste Connections’ equity award.

Basis of Presentation

For purposes of presenting the accompanying unaudited pro forma condensed combined financial information (referred to in this section as "financial information"), Old Waste Connections has been identified as the acquirer for accounting purposes and the acquisition method of accounting has been applied. Identifying the acquirer requires various considerations including the relative voting rights post-closing, the size of minority voting interests and the composition of the board of directors and senior management. Based on these considerations, Old Waste Connections’ former stockholders hold a majority of the post-closing voting rights of the combined company and both the post-closing composition of the board of directors and senior management are most closely aligned with Old Waste Connections.

The financial information has been prepared in accordance with U.S. GAAP. The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015, and the three months ended March 31, 2016, give effect to the Merger as if the Merger had been completed on January 1, 2015.  The unaudited pro forma condensed combined balance sheet gives effect to the Merger as if it had been completed on March 31, 2016.

The historical results of operations have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable and (iii) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the results of the combined company. The pro forma financial information for the periods presented was based on the historical results of Progressive Waste and Old Waste Connections as outlined below:

•	Audited consolidated financial statements of Progressive Waste for the year ended December 31, 2015.
•	Audited consolidated financial statements of Old Waste Connections for the year ended December 31, 2015.
•	Unaudited condensed consolidated financial statements of Progressive Waste for the three months ended March 31, 2016.
•	Unaudited condensed consolidated financial statements of Old Waste Connections for the three months ended March 31, 2016.
•	Various adjustments and assumptions considered necessary to give pro forma effect to the Merger.

The unaudited pro forma combined financial information, including the notes thereto, should be read in conjunction with the historical financial statements of: Progressive Waste, which are included in its Annual Report on Form 40-F for the year ended December 31, 2015 and its Form 6-K for the quarter ended March 31, 2016, filed on April 27, 2016; and Old Waste Connections, which are included in its Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

This financial information is not indicative of the financial position and results of operations that would have occurred had the Merger been in effect on the dates presented herein or of the financial position or operating results which may be realized in the future. In addition, this financial information does not purport to project the future financial or operating results of the combined company. There were no material transactions between Progressive Waste and Old Waste Connections during the periods presented that require elimination.

In preparing this financial information, no adjustments were made to reflect the pro forma effects of acquisitions completed by Progressive Waste or Old Waste Connections during the year ended December 31, 2015 and the three months ended March 31, 2016, as these acquisitions were not considered significant, individually and in the aggregate. In addition, no adjustments were made to reflect operating synergies or selling, general and administration costs or savings that may be incurred by, or would accrue to, the combined company. The statements of operations do not reflect non-recurring charges and the related tax effects which directly result from this Merger. Non-recurring charges which will directly result from this Merger that occurred, or are expected to occur, subsequent to March 31, 2016 are reflected as a charge to retained (deficit) earnings and an increase in current liabilities. However, certain non-recurring charges, which could be material, and related tax effects, will be included in the actual statements of operations of the combined company post-closing.

This financial information has been prepared for illustrative purposes only and its preparation requires management to make estimates and assumptions that affect the reported amounts of pro forma assets and liabilities at the balance sheet date and the reported amounts of pro forma revenues and expenses for the periods presented. Actual results may differ materially from these estimates. Accordingly, the pro forma adjustments are illustrative and have been made solely for the purpose of preparing this financial information. Certain historical financial statement presentation for Progressive Waste has been reclassified to conform to Old Waste Connections' presentation.

The financial information has been prepared applying the following significant assumptions:

•	Each Progressive Waste common share issued and outstanding is exchanged for a common share of the combined company applying the exchange ratio of 0.4815. Issued and outstanding common shares of Progressive Waste total 108,298,897 and represent 52,145,919 common shares of the combined company after giving effect to the Consolidation.

•	Each Progressive Waste equity award that was a share option to purchase shares of the combined company's common shares, post-Merger, whether vested or not then vested or exercisable, was assumed by the combined company at an exchange ratio of 0.4815. Outstanding share options at March 31, 2016 totaled 1,036,848, which is the equivalent of 499,242 share options in the combined company after application of the exchange ratio. Options issued with share appreciation rights (that will be settled in cash) have been revalued and, to the extent attributable to pre-combination service, are included in the estimate of assets acquired and liabilities assumed. Applying modification accounting to these awards results in no incremental fair value since Old Waste Connections is the accounting acquirer requiring no additional expense to be recorded in the post-combination period.

•	Each Progressive Waste restricted share has been adjusted by the exchange ratio of 0.4815. The vested restricted shares and the portion of the unvested restricted shares, attributable to pre-combination service, have been included in the estimate of purchase consideration.

•	On the Closing Date, all outstanding indebtedness under Progressive Waste’s prior Amended and Restated Credit Agreement, dated as of June 30, 2015, among Progressive Waste, Bank of America, N.A., acting through its Canada branch, as global agent, Bank of America, N.A., as the U.S. agent, and the other lenders and financial institutions party thereto (the “2015 Progressive Waste Credit Agreement”) was repaid and the agreement was terminated. Also on June 1, 2016, Old Waste Connections terminated a Revolving Credit and Term Loan Agreement, dated as of January 26, 2015, by and among Old Waste Connections, Bank of America, N.A., as the administrative agent and swing line lender and letter of credit issuer, and certain lenders and other financial institutions party thereto (the “2015 Old Waste Connections Credit Agreement,” and together with the 2015 Progressive Waste Credit Agreement, the “Prior Credit Agreements”).

•	On the Closing Date, the Company also entered into several financing agreements, including a Revolving Credit and Term Loan Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with Bank of America, N.A., acting through its Canada Branch, as global agent, the swing line lender and letter of credit issuer, Bank of America, N.A., as the U.S. Agent and a letter of credit issuer, the lenders (the “Lenders”) and any other financial institutions from time to time party thereto and a Master Note Purchase Agreement (as amended, restated, amended and restated, assumed, supplemented or modified from time to time, the “2016 NPA”) with certain accredited institutional investors. Proceeds from the borrowings under the Credit Agreement and the sale of notes under the 2016 NPA were used initially to refinance indebtedness of the Company under the Prior Credit Agreements and for the payment of transaction fees and expenses related to the Merger.

•	Estimated acquisition-related transaction costs total approximately $99,349, and include advisory, legal and other transaction related costs. Approximately $31,658 of these costs are expected to be incurred by Old Waste Connections, with approximately $23,037 reflected in this financial information as an increase to current liabilities and a charge to retained earnings (deficit). The balance, approximately $100 and $8,521 was incurred by Old Waste Connections during the year ended December 31, 2015 and during the three months ended March 31, 2016, respectively, and is included in Old Waste Connections’ historical financial statements. Acquisition-related transaction costs expected to be incurred by Progressive Waste total approximately $67,691, with approximately $44,805 reflected in this financial information as an increase to current liabilities and a charge to retained earnings (deficit) and the remainder, approximately $1,014 and $21,872, respectively, having been incurred by Progressive Waste during the year ended December 31, 2015 and during the three months ended March 31, 2016 and included in its historical financial statements.

•	Excise taxes levied on the unvested or vested and undistributed equity-compensation holdings of the corporate officers of Old Waste Connections resulting from the Merger were paid by New Waste Connections following the Closing Date. The total amount of excise taxes paid by New Waste Connections, including tax withholding gross-ups, was $14,322 and is reflected in this financial information as an increase to current liabilities and a charge to retained earnings (deficit).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2016

(In thousands of U.S. dollars and shares)

	Historical
	Progressive	Old Waste	Pro Forma
	Waste	Connections	Adjustments	Notes	Combined
ASSETS
Current assets:
Cash and equivalents	$43,919	$9,263	$-		$53,182
Accounts receivable, net of allowance for doubtful accounts	204,969	236,746	-		441,715
Deferred income taxes	-	35,811	35,338	5g.	71,149
Prepaid expenses and other current assets	37,600	39,333	-		76,933
Total current assets	286,488	321,153	35,338		642,979

Property and equipment, net	1,903,068	2,718,194	180,539	5d.	4,801,801
Goodwill	907,450	1,424,591	1,954,467	5b.	4,286,508
Intangible assets, net	168,670	505,075	495,744	5a.	1,169,489
Restricted assets	-	46,101	-		46,101
Other assets, net	42,201	40,257	(7,897)	5c., 6f.	74,561
	$3,307,877	$5,055,371	$2,658,191		$11,021,439

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$93,588	$111,259	$-		$204,847
Book overdraft	-	12,206	-		12,206
Accrued liabilities	155,295	131,580	120,934	5e., 6f., 6g., 6h.	407,809
Deferred revenue	16,911	90,487	-		107,398
Current portion of contingent consideration	12,052	20,407	-		32,459
Current portion of long-term debt and notes payable	523	1,590	-		2,113
Other current liabilities	37,670	-	-		37,670
Total current liabilities	316,039	367,529	120,934		804,502

Long-term debt and notes payable	1,583,190	2,066,051	(11,069)	5c., 6f.	3,638,172
Long-term portion of contingent consideration	-	27,231	-		27,231
Landfill closure and post-closure costs	120,126	73,928	38,639	5f.	232,693
Other long-term liabilities	33,235	49,957	6,514	5e.	89,706
Deferred income taxes	120,747	454,344	138,707	5g.	713,798
Total liabilities	2,173,337	3,039,040	293,725		5,506,102

Commitments and contingencies

Equity:
Common shares	1,692,209	1,227	2,465,936	6a., 6b., 6d.	4,159,372
Restricted shares	(13,139)	-	13,139	6a., 6c.	-
Additional paid-in capital	4,751	736,750	(659,734)	6a., 6d.	81,767
Accumulated other comprehensive loss	(172,806)	(14,947)	172,806	6a.	(14,947)
Retained earnings (deficit)	(376,475)	1,286,546	372,319	6a., 6e.	1,282,390
Noncontrolling interest in subsidiaries	-	6,755	-		6,755
Total equity	1,134,540	2,016,331	2,364,466		5,515,337
	$3,307,877	$5,055,371	$2,658,191		$11,021,439

The accompanying notes are an integral part of this financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2015

(In thousands of U.S. dollars and shares, except per share amounts)

	Historical
	Progressive	Old Waste	Pro Forma
	Waste	Connections	Adjustments	Notes	Combined
Revenues	$1,925,592	$2,117,287	$-		$4,042,879
Operating expenses:
Cost of operations	1,231,377	1,177,409	-		2,408,786
Selling, general and administrative	220,693	237,484	(1,114)	7a.	457,063
Depreciation	146,159	157,988	(11,169)	7b.	292,978
Depletion	69,129	82,369	19,128	7b.	170,626
Amortization of intangibles	43,115	29,077	33,893	7c.	106,085
Other operating items	(7,597)	494,492	-		486,895
Operating income (loss)	222,716	(61,532)	(40,738)		120,446

Interest expense	(57,216)	(64,236)	15,135	7d.	(106,317)
Other income (expense), net	(8,703)	(518)	6,389	7e.	(2,832)
Income (loss) before income tax provision	156,797	(126,286)	(19,214)		11,297
Income tax (provision) benefit	(32,921)	31,592	7,800	7f.	6,471
Net income (loss)	123,876	(94,694)	(11,414)		17,768
Less: Net income attributable to noncontrolling interests	-	(1,070)	-		(1,070)
Net income (loss) attributable to controlling interests	$123,876	$(95,764)	$(11,414)		$16,698

Net income (loss) per weighted average share, basic	$1.12	$(0.78)			$0.10
Net income (loss) per weighted average share, diluted	$1.12	$(0.78)			$0.10
Weighted average number of shares outstanding, basic	110,480	123,492	52,146	8.	175,638
Weighted average number of shares outstanding, diluted	110,480	123,492	52,146	8.	175,638

The accompanying notes are an integral part of this financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the three months ended March 31, 2016

(In thousands of U.S. dollars and shares, except per share amounts)

	Historical
	Progressive	Old Waste	Pro Forma
	Waste	Connections	Adjustments	Notes	Combined
Revenues	$471,438	$514,680	$-		$986,118
Operating expenses:
Cost of operations	302,543	287,192	-		589,735
Selling, general and administrative	81,713	67,682	(30,393)	7a.	119,002
Depreciation	37,717	41,971	(3,969)	7b.	75,719
Depletion	15,192	18,926	4,530	7b.	38,648
Amortization of intangibles	12,873	7,694	4,971	7c.	25,538
Other operating items	(138)	236	-		98
Operating income	21,538	90,979	24,861		137,378

Interest expense	(12,462)	(17,184)	1,787	7d.	(27,859)
Other income (expense), net	(15,006)	222	14,482	7e.	(302)
Income (loss) before income tax provision	(5,930)	74,017	41,130		109,217
Income tax (provision) benefit	3,920	(29,000)	(11,532)	7f.	(36,612)
Net income (loss)	(2,010)	45,017	29,598		72,605
Less: Net income attributable to noncontrolling interests	-	(175)	-		(175)
Net income (loss) attributable to controlling interests	$(2,010)	$44,842	$29,598		$72,430

Net income (loss) per weighted average share, basic	$(0.02)	$0.37			$0.41
Net income (loss) per weighted average share, diluted	$(0.02)	$0.36			$0.41
Weighted average number of shares outstanding, basic	109,306	122,778	52,146	8.	174,924
Weighted average number of shares outstanding, diluted	109,306	123,451	52,146	8.	175,597

The accompanying notes are an integral part of this financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(unaudited - in thousands of U.S. dollars, unless otherwise indicated)

1.	DESCRIPTION OF THE TRANSACTION

On June 1, 2016 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger dated as of January 18, 2016 (the “Merger Agreement”), Water Merger Sub LLC (“Merger Sub”), a Delaware limited liability company and a wholly-owned subsidiary of Progressive Waste Solutions Ltd., merged with and into Waste Connections US, Inc. (f/k/a Waste Connections, Inc.), a Delaware corporation (“Old Waste Connections”) with Old Waste Connections continuing as the surviving corporation and an indirect wholly-owned subsidiary of Waste Connections, Inc. (f/k/a Progressive Waste Solutions Ltd. and together with its subsidiaries, “New Waste Connections,” the “Registrant” or the “Company”), a corporation organized under the laws of Ontario, Canada (the “Merger”). Following the closing of the Merger, Old Waste Connections’ common stock was delisted from the New York Stock Exchange (“NYSE”) and deregistered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Merger Agreement, Old Waste Connections’ stockholders received common shares of Waste Connections, Inc. (f/k/a Progressive Waste Solutions Ltd.) in exchange for their shares of common stock of Old Waste Connections. The term “Progressive Waste” is used herein in the context of references to Progressive Waste Solutions Ltd. and its shareholders prior to the completion of the Merger on June 1, 2016.

Under the terms of the Merger Agreement, Old Waste Connections’ stockholders received 2.076843 New Waste Connections shares for each Old Waste Connections share they owned. Immediately following the completion of the Merger, New Waste Connections also completed (i) a consolidation whereby every 2.076843 common shares outstanding were converted into one common share (the “Consolidation”) and (ii) an amalgamation with a wholly-owned subsidiary whereby its legal name was changed from Progressive Waste Solutions Ltd. to Waste Connections, Inc. (the “Amalgamation”). Upon completion of the Merger, Old Waste Connections’ former stockholders owned approximately 70% of the Company, and Progressive Waste’s former shareholders owned approximately 30%. Except where otherwise stated, all share amounts herein reflect shares on a post-Consolidation basis.

2.	BASIS OF PRESENTATION

This unaudited pro forma condensed combined financial information (referred to in this section as the "financial information") was accounted for as a reverse merger using the acquisition method of accounting, with Old Waste Connections being the accounting acquirer, and is based on the historical financial statements of Progressive Waste and Old Waste Connections. Certain reclassifications have been made to the historical financial statements to conform with the financial statement presentation of Old Waste Connections.

The acquisition method of accounting is based on Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 805, Business Combinations ("ASC 805"), and uses the fair value concepts defined in ASC 820, Fair Value Measurements ("ASC 820"). ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their estimated fair values on the acquisition date. In addition, ASC 805 establishes that consideration transferred be measured at the closing date of the Merger at the then-current market price. For the purpose of preparing this financial information, the closing price on the NYSE on June 1, 2016 for each share of New Waste Connections common stock of $67.18 was used.

ASC 820 defines the term "fair value" and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants.

Under the acquisition method of accounting, identifiable assets acquired and liabilities assumed of Progressive Waste were recorded in the financial statements of Old Waste Connections on June 1, 2016 at their respective fair values and added to those of Old Waste Connections. The results of operations of Progressive Waste were included in the financial statements of the combined company commencing on June 1, 2016.

Under ASC 805, acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges are not included as a component of consideration transferred but are accounted for as expenses in the period in which these costs are incurred. Total acquisition-related transaction costs expected to be incurred by Progressive Waste and Old Waste Connections are estimated at approximately $99,349, of which approximately $1,014 and $100 were incurred by Progressive Waste and Old Waste Connections, respectively, in the year ended December 31, 2015. Approximately, $21,872 and $8,521 were incurred by Progressive Waste and Old Waste Connections, respectively, during the three months ended March 31, 2016. The balance, approximately $67,842, is reflected in this financial information as an increase to current liabilities and a charge to retained earnings (deficit).

This financial information does not reflect any other acquisition-related integration charges expected to be incurred in connection with the Merger, as we do not expect to incur such costs.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(unaudited - in thousands of U.S. dollars, unless otherwise indicated)

3.	ACCOUNTING POLICIES

The accounting policies of Progressive Waste have been conformed to match the accounting policies of Old Waste Connections. As such, the accounting policies used in the preparation of this financial information is the same as those set out in Old Waste Connections’ consolidated financial statements as of and for the year ended December 31, 2015. Management reviewed the accounting policies of Progressive Waste and Old Waste Connections and found the accounting policies were materially consistent with the exception of deferred financing costs, which Old Waste Connections early adopted in 2015. The new guidance requires that debt issuance costs (other than those paid to a lender) be presented as a direct deduction from the carrying value of the associated debt liability on an entities' balance sheet, consistent with the presentation of a debt discount. The new guidance does not affect the recognition and measurement of debt issuance costs. Accordingly, the amortization of such costs continues to be calculated using the effective interest method and is reported as interest expense. The FASB updated this guidance in August 2015 to clarify that fees paid to lenders to secure revolving lines of credit are not in the scope of the new guidance and should continue to be recorded as an asset on the balance sheet. Certain of Progressive Waste's debt issuance costs totaling approximately $1,850, associated with the assumption of tax-exempt bonds that remained outstanding obligations of Waste Connections, have been reclassified to long-term debt to conform to Old Waste Connections’ early adoption of this guidance.

4.	ESTIMATED PURCHASE CONSIDERATION

Total consideration is comprised of the issuance of 52,145,919 common shares at $67.18, the closing price on the NYSE of New Waste Connections common shares on June 1, 2016, as share consideration and the assumption of all outstanding debt of Progressive Waste on June 1, 2016, partially offset by the cash acquired. The fair value of the share consideration was derived using Waste Connections shares outstanding as of the Closing Date.

The following table summarizes the fair value of consideration transferred at the Closing Date to acquire Progressive Waste:

Fair value of consideration transferred:
Shares issued (a)	$3,503,162
Debt assumed	1,729,274
5,232,436
Less: cash acquired	(65,745)
Net fair value of consideration transferred	$5,166,691

______________

(a) See Note 6b for further detail.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(unaudited - in thousands of U.S. dollars, unless otherwise indicated)

5.	ESTIMATED FAIR VALUE OF IDENTIFIABLE ASSETS ACQUIRED AND LIABILITIES ASSUMED

The following is an estimate of the assets acquired and liabilities assumed of Progressive Waste by Old Waste Connections, reconciled to estimated purchase consideration.

Net fair value of consideration transferred	$5,166,691

Recognized amounts of identifiable assets acquired and liabilities assumed associated with the business acquired:
Accounts receivable	231,496
Prepaid expenses and other current assets	28,271
Restricted assets	16,552
Property and equipment	2,083,607
Contracts	210,412
Customer lists	235,503
Other intangibles	218,499
Other assets	5,944
Accounts payable and accrued liabilities	(267,355)
Deferred revenue	(35,729)
Contingent consideration	(12,765)
Other long-term liabilities	(185,545)
Deferred income taxes	(224,116)
Total identifiable net assets	2,304,774
Excess of purchase consideration over estimated assets acquired and liabilities assumed	$2,861,917

Overview

The carrying value of current assets and liabilities, which comprise cash, accounts receivable, prepaid expenses and other current assets, accounts payable and certain accrued charges and other current liabilities, approximates fair value due to their relatively short-terms to maturity, except as outlined in e. below. For the purpose of ascribing an estimate of fair value to Progressive Waste's accounts receivable, the adequacy of Progressive Waste's allowance for doubtful accounts was reviewed.

a.	Intangible Assets

The estimated fair value of intangible assets is $664,414, representing a pro forma adjustment of $495,744. Intangible assets consist of long-term contracts, customer lists, transfer station permits and trade names. Amortization related to the fair value of intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined statements of operations.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(unaudited - in thousands of U.S. dollars, unless otherwise indicated)

The fair values of acquired intangible assets was determined using discounted cash flow analyses, which require significant assumptions and estimates about the future discrete cash flows related to each intangible asset. Significant judgments inherent in these analyses include the determination of appropriate discount rates, the amount and timing of expected future cash flows and growth rates.  The cash flows employed in the discounted cash flow analyses were based on financial forecasts over the expected life of the intangible assets. These financial forecasts reflect annual operating profit margins held constant with the expected 2016 results, annual revenue growth rates ranging from 1.0% to 3.0%, an annual equipment charge rate of 1.2%, an annual depreciation charge of 6.3%, an annual corporate overhead allocation charge of 3.0% and a discount rate of 12.0% applied. The average estimated useful lives of intangible assets reflect the period over which the combined company expects to benefit from their use.

	Fair Value	Average Useful Life (in Years)
Long-term contracts	$210,412	15.6
Customer lists	235,503	11.6
Transfer station permits	215,899	20
Trade names	2,600	20
	$664,414

b.	Goodwill

Goodwill is calculated as the difference between the acquisition date fair value of the estimated purchase consideration and the estimated fair values assigned to identifiable assets acquired and liabilities assumed. Goodwill is not amortized. Historical goodwill of Progressive Waste totaling $907,450 was eliminated. Goodwill recognized as the excess of purchase consideration over estimated assets acquired and liabilities assumed amounted to approximately $2,861,917, representing a net pro forma adjustment of $1,954,467.

c.	Deferred financing costs

At March 31, 2016, Progressive Waste had $11,619 of debt issuance costs recorded in other long-term assets, consisting of $9,769 attributable to the 2015 Progressive Waste Credit Agreement and $1,850 attributable to the issuance of certain tax-exempt bonds. As a result of the termination of the 2015 Progressive Waste Credit Agreement on the Closing Date, the $9,769 of associated debt issuance costs were determined to have no future value and not ascribed a fair value. The $1,850 of debt issuance costs attributable to the assumption of tax-exempt bonds were reclassified as a reduction to the carrying value of long-term debt, consistent with the accounting policy of Old Waste Connections.

d.	Property and equipment

The estimated fair value of property and equipment, including landfill site costs, is $2,083,607, representing a pro forma adjustment of $180,539. The fair value assessment for Progressive Waste's property and equipment has been determined based on information as to the specific nature and condition of Progressive Waste's property and equipment. The fair value assessment for land, buildings and improvements is based on independent appraisals of similar properties and improvements. The fair value assessment for rolling stock, containers and machinery and equipment was based on market quotes for similar assets and management’s in-depth knowledge of the assets being evaluated. The fair value of acquired landfill site costs was determined using discounted cash flow analyses, which require significant assumptions and estimates about the future discrete cash flows related to each acquired landfill. Significant judgments inherent in these analyses include the determination of appropriate discount rates, the amount and timing of expected future cash flows and growth rates. The cash flows employed in the discounted cash flow analyses were based on financial forecasts over the expected life of the landfills. These financial forecasts reflect annual landfill revenue growth of 2.0%, landfill expenditures specific to each site as estimated by Progressive Waste's engineers, revenue less operating and SG&A expense margins held constant and a discount rate of approximately 12%.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(unaudited - in thousands of U.S. dollars, unless otherwise indicated)

Depreciation expense, including depletion expense, related to the fair value of property and equipment is reflected as a pro forma adjustment to the unaudited pro forma condensed combined statements of operations.

	Fair Value	Average Useful Life (in Years)
Land	$140,238	(a)
Landfill site costs	999,441	(b)
Rolling stock	481,667	3 – 10
Buildings and improvements	196,211	10 – 20
Containers	172,948	7 – 12
Machinery and equipment	93,102	3 – 12
	$2,083,607

(a)	Land is not a depreciable asset.

(b)	The life of landfill site costs acquired range from 3 to 390 years, with a weighted-average life of 29 years.

e.	Accrued liabilities and other long-term liabilities

Reflects the adjustment to accrued liabilities and other long-term liabilities resulting from the revaluation of the Progressive Waste equity-based compensation plans that were continued by the Company following the acquisition and allow for the issuance of shares or cash settlement to employees upon vesting. The Progressive Waste equity-based compensation plans consist of share options, restricted share units and performance-based restricted share units for which this financial information reflects the revaluation of all outstanding shares on March 31, 2016 using a Black-Scholes option pricing model. The revaluation reflects Old Waste Connections' share price volatility for each option tranche issued, Old Waste Connections' closing share price on June 1, 2016 and Old Waste Connections' historical dividend payments. The estimated fair value of share options was $1,571 higher than the value recorded by Progressive Waste on March 31, 2016, which has been recorded as an adjustment to other long-term liabilities. The estimated fair value of restricted share units was $28,853 higher than the value recorded by Progressive Waste on March 31, 2016, which has been recorded as a $24,334 adjustment to accrued liabilities and a $4,519 adjustment to other long-term liabilities. The estimated fair value of performance-based restricted share units was $1,919 higher than the value recorded by Progressive Waste on March 31, 2016, which has been recorded as a $1,495 adjustment to accrued liabilities and a $424 adjustment to other long-term liabilities.

f.	Landfill closure and post-closure costs

The estimated fair value of landfill closure and post-closure costs applied both the 2.5% inflation rate and 4.75% credit adjusted risk free rate used by Old Waste Connections to value its landfill closure and post-closure costs. Landfill closure and post-closure costs increased $38,639 as a result of this change.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(unaudited - in thousands of U.S. dollars, unless otherwise indicated)

g.	Deferred income taxes

Fair value adjustments and their impact on deferred income tax assets and liabilities are as follows:

Deferred income tax assets:	Impact on Deferred Income Taxes – increase (decrease)
Accrued expenses	$20,511
Net operating loss carryforward	14,827
Total deferred income tax assets	35,338

Deferred income tax liabilities:
Property and equipment	(247,399)
Goodwill and intangibles	(125,298)
Net operating loss carryforward	39,916
Closure and post-closure liabilities	35,737
Share-based compensation	16,718
Debt issuance costs	11,480
Contingent liabilities	6,329
Accrued liabilities	2,467
Other items, net	596
Total deferred income tax liabilities	(259,454)
Net deferred income tax liability	$(224,116)

The impact on deferred income taxes from estimated fair value pro forma adjustments has been calculated using the effective statutory tax rates for Progressive Waste's Canadian and U.S. operations, approximately 26.5% and 38.15%, respectively.

6.	PRO FORMA ADJUSTMENTS TO THE CONDENSED COMBINED BALANCE SHEET

a.	Shareholders' equity — elimination of historical amounts

Elimination of Progressive Waste shareholders' equity, comprising restricted shares, additional paid-in capital, accumulated other comprehensive loss and retained earnings (deficit).

b.	Shareholders' equity — common shares

Progressive Waste pre-consolidation common shares outstanding of 108,298,897 as of June 1, 2016, applying a Consolidation exchange ratio of 0.4815 for each share of Progressive Waste stock, multiplied by the price for each share of Old Waste Connections common stock of $67.18, representing its value at the close of trade on June 1, 2016 and yielding total share consideration of $3,503,162.

c.	Shareholders' equity — restricted shares

No value was ascribed to the Progressive Waste restricted shares as these shares represent shares held in treasury.

d.	Shareholders’ equity – common shares and additional paid-in capital

Shares of Old Waste Connections common stock were converted into common shares of New Waste Connections, which do not have a stated par value; therefore, the portion of additional paid-in capital representing the amount of common shares issued above par for Old Waste Connections totaling $654,983 has been reclassified into common shares of New Waste Connections. Additionally, Progressive Waste additional paid-in capital of $4,751 has been eliminated.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(unaudited - in thousands of U.S. dollars, unless otherwise indicated)

e.	Shareholders' equity — retained earnings (deficit)

Adjustments to retained earnings (deficit) include non-recurring charges which will directly result from this Merger that occurred, or are expected to occur, subsequent to March 31, 2016. Pro forma adjustments to retained earnings (deficit) consist of the following (net of related tax effects when applicable):

Elimination of Progressive Waste’s retained deficit	$376,475
Acquisition-related transaction costs	(67,842)
Corporate officer excise taxes	(14,322)
Retained earnings balancing adjustment	78,008
$372,319

This financial information does not reflect any other acquisition-related integration charges expected to be incurred in connection with the Merger, as we do not expect to incur such costs.

f.	Other assets (long-term) and long-term debt — debt issuance costs

Debt issuance costs attributable to the execution and closing of the Credit Agreement on the Closing Date was $7,622, consisting of $3,722 attributable to the revolver and recorded as an increase to accrued liabilities and to other assets classified as long-term, with the balance, $3,900, attributable to the term loan and recorded as an increase to accrued liabilities and a reduction to the carrying value of long-term debt. Debt issuance costs attributable to the execution and closing of the 2016 NPA on the Closing Date was $5,319 and has been recorded as an increase to accrued liabilities and a reduction to the carrying value of long-term debt.

g.	Accrued liabilities

Acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges are not included as a component of consideration transferred but are accounted for as expenses in the period in which these costs are incurred. Total acquisition-related transaction costs expected to be incurred by the Registrant are estimated at $99,349, of which $1,114 was incurred in and recorded in the year ended December 31, 2015 and $30,393 was incurred and recorded in the three months ended March 31, 2016. Approximately $67,842 of these costs are reflected in this financial information as an increase to current liabilities and a charge to retained earnings (deficit).

h.	Accrued liabilities

Excise taxes levied on the unvested or vested and undistributed equity-compensation holdings of the corporate officers of Old Waste Connections resulting from the Merger were paid by New Waste Connections following the Closing Date. The total amount of excise taxes paid by New Waste Connections, including tax withholding gross-ups, was $14,322 and is reflected in this financial information as an increase to current liabilities and a charge to retained earnings (deficit).

7.	PRO FORMA ADJUSTMENTS TO THE CONDENSED COMBINED STATEMENTS OF OPERATIONS

The pro forma condensed combined statements of operations for the year ended December 31, 2015 and the three months ended March 31, 2016, have been prepared as if the Merger was consummated on January 1, 2015.

Pro forma adjustments for the year ended December 31, 2015 and the three months ended March 31, 2016 are as follows:

a.	Selling, general and administration expense — certain acquisition-related transactions costs

Certain acquisition-related transaction costs incurred by Progressive Waste and Old Waste Connections totaling approximately $1,114 and $30,393 for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, have been reversed, as they relate specifically to this Merger, and are not considered a continuing expense for the combined company.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(unaudited - in thousands of U.S. dollars, unless otherwise indicated)

b.	Depreciation and depletion expense

To adjust property and equipment depreciation expense by eliminating Progressive Waste's historical depreciation expense and recording an estimate of depreciation expense derived from depreciating the fair value estimates of property and equipment over their average estimated useful lives. Additionally, to adjust landfill depletion expense by eliminating Progressive Waste's historical depletion expense and recording an estimate of depletion expense derived from applying new landfill depletion rates resulting from the fair value estimates of landfill sites costs acquired to the historical Progressive Waste landfill airspace consumed.

c.	Intangible, capital and landfill asset amortization expense

To adjust intangible asset amortization expense by eliminating Progressive Waste's historical amortization expense and recording an estimate of amortization expense derived from amortizing the fair value estimates of intangible assets over their average estimated useful lives.

d.	Interest expense

On the Closing Date, the Registrant, as borrower, and certain of its subsidiaries, as guarantors, entered into the Credit Agreement. Interest expense recorded in the unaudited pro forma condensed combined statements of operations has been adjusted to reflect interest rates outlined in the Credit Agreement. Pursuant to the terms and conditions of the Credit Agreement, the Lenders have committed to provide a $3,200,000 credit facility to the Registrant, consisting of (i) revolving advances up to an aggregate principal amount of $1,562,500 at any one time outstanding and (ii) a term loan in an aggregate principal amount of $1,637,500, which was fully drawn at closing. The purpose of the Credit Agreement was to refinance all amounts outstanding under the Progressive Waste and Old Waste Connections facilities, to fund working capital, capital expenditures, acquisitions, letters of credit and other corporate purposes. This financial information assumes that the term facility was drawn in full with all remaining amounts drawn on the revolving credit facility. For the purpose of this financial information, interest expense was estimated applying an interest rate of LIBOR or Bankers' Acceptances plus an applicable margin of 120 basis points, which was the actual margin at June 1, 2016.

Additionally, on the Closing Date, the Registrant also entered into the 2016 NPA pursuant to which the Registrant issued and sold to the investors $750,000 aggregate principal amount of senior unsecured notes consisting of (i) $150,000 of 2.39% series 2016 senior notes, tranche A due June 1, 2021, (ii) $200,000 of 2.75% series 2016 senior notes, tranche B due June 1, 2023 and (iii) $400,000 of 3.03% series 2016 senior notes, tranche C due June 1, 2026 (collectively, the “2016 Notes”) in a private placement. The purpose of the 2016 Notes was to refinance all amounts outstanding under the Progressive Waste and Old Waste Connections facilities. For the purpose of this financial information, interest expense was estimated applying the stated interest rate in the note agreement.

Pro forma adjustments to interest expense is as follows:

	Year ended December 31, 2015	Three months ended March 31, 2016
Adjust Progressive Waste's historical interest expense attributable to borrowings under its credit facility (a)	$(35,590)	$(7,032)
Eliminate certain of Progressive Waste's amortization of deferred financing costs (b)	(2,974)	(612)
Add: expected amortization of deferred financing costs attributable to the Credit Agreement applying the effective interest rate method (b)	1,524	381
Add: interest expense attributable to the issuance of the 2016 Notes (c)	21,205	5,301
Add: amortization of deferred financing costs attributable to 2016 Notes applying the effective interest rate method (b)	700	175
Adjustment	$(15,135)	$(1,787)

____________________

(a)	Progressive Waste's interest expense under the 2015 Progressive Waste Credit Agreement has been adjusted to reflect the rates of borrowings in the Credit Agreement and the outstanding borrowings that would have existed during the year ended December 31, 2015 and the three months ended March 31, 2016 by applying the proceeds from the issuance of the 2016 Notes to repay obligations under the 2015 Progressive Waste Credit Agreement.
(b)	The amortization of deferred financing costs recorded to interest expense for Progressive Waste was eliminated and replaced with deferred financing costs incurred for the Credit Agreement and the 2016 Notes.
(c)	Interest expense incurred in conjunction with issuance of 2016 Notes.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(unaudited - in thousands of U.S. dollars, unless otherwise indicated)

Should interest rates change by 12.5 basis points, interest expense will either increase or decrease by approximately $2,175.

e.	Net loss on financial instruments

To adjust net loss on financial instruments for net losses recognized on interest rate swaps for Progressive Waste. Progressive Waste recognized $6,389 and $14,482 of net losses on interest rate swaps during the year ended December 31, 2015 and three months ended March 31, 2016, respectively. Under the change in control provisions of the 2015 Progressive Waste Credit Agreement, the Merger resulted in the termination of the 2015 Progressive Waste Credit Agreement and the settlement of all outstanding interest rate swaps associated with borrowings thereunder.

f.	Income tax expense (benefit)

Pro forma adjustments to income tax expense (benefit) are attributable to the following:

	Year ended December 31, 2015	Three months ended March 31, 2016
Selling, general and administration expense	$307	$9,047
Depreciation expense	(2,626)	(186)
Amortization expense	(11,185)	(1,641)
Interest expense	4,011	474
Net loss on financial instruments	1,693	3,838
Net adjustment	$(7,800)	$11,532

Progressive Waste's and Old Waste Connections' historical effective tax rates differ from statutory tax rates as disclosed in their respective Annual Reports for the year ended December 31, 2015. The impact on deferred income tax expense (recovery) from the pro forma adjustments has been calculated using the statutory tax rates for Progressive Waste's Canadian and U.S. operations, approximately 26.5% and 38.15%, respectively, based on preliminary assumptions related to the jurisdictions in which the estimated pro forma adjustments will be recorded. Pro forma adjustments not clearly identified to a particular jurisdiction reflect a blended average Canadian and U.S. tax rate of 33%.

The $6,471 tax benefit on $11,297 pro forma income before taxes for the year ended December 31, 2015, is a summation of Progressive Waste's and Old Waste Connections' historical taxes with the tax provision relating to the pro forma adjustments and is not indicative of expected tax benefits at this rate, or of any benefits at all, in the future. The taxes on pre-tax historical income reflect effective tax rates lower than the blended statutory tax rate used to calculate the tax benefit on the pro forma adjustments (expense) predominantly due to a portion of Old Waste Connections' goodwill impairment charge in 2015, which was not deductible for tax purposes, resulting in a decrease to its effective income tax benefit. For these reasons, the combined pro forma tax benefit is not a useful indicator of the tax impact in the future.

New Waste Connections expects to undertake post-merger activities, including an analysis of cash needs and geographical mix of income that have yet to be determined and are, therefore, not factually supportable for the purposes of incorporation into the pro forma financial information, but are expected to result in tax savings to the combined company. Such activities could have a material impact on the income tax expense.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(unaudited - in thousands of U.S. dollars, unless otherwise indicated)

8.	PRO FORMA NET INCOME PER SHARE

The calculation of pro forma net income per weighted average share, basic and diluted and the weighted average number of shares outstanding is based on the pro forma number of shares outstanding for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, had the issuance of shares taken place on January 1, 2015.

	Year ended December 31, 2015	Three months ended March 31, 2016
Pro forma net income	$16,698	$72,430

Pro forma weighted average combined company basic shares outstanding	175,637,850	174,924,209

Pro forma weighted average combined company diluted shares outstanding	175,637,850	175,596,503

Pro forma net income per weighted average combined company shares outstanding, basic	$0.10	$0.41
Pro forma net income per weighted average combined company shares outstanding, diluted	$0.10	$0.41